Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Sage Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share	Other	16,502,166(2)	$10.51(3)	$173,437,764.66(3)	0.00014760	$25,599.42

Total Offering Amounts					$173,437,764.66		$25,599.42

Total Fee Offsets							—

Net Fee Due							$25,599.42

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities which become issuable with respect to the securities identified in the table above by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)

Consists of a number of shares issuable under the 2024 Equity Incentive Plan (“2024 Plan”) equal to the sum of: (i) 5,500,000 shares of the Registrant’s common stock (“Common Stock”) and (ii) such additional number of shares of Common Stock (up to 11,002,166) as is equal to the number of shares of Common Stock subject to awards granted under the Registrant’s 2014 Stock Option and Incentive Plan that were outstanding as of the date that the 2024 Plan is approved by our stockholders and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended, and any regulations thereunder).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on June 20, 2024.